UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 18, 2013

PAN GLOBAL, CORP.

(Exact name of registrant as specified in its charter)

Nevada	333-167130	27-2473958
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

123 W. Nye Lane Suite 455 Carson City, Nevada	89706
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (888) 983-1623

N/A

(Former name or former address, if changed since last report)

With a copy to:

Philip Magri, Esq.

The Magri Law Firm, PLLC

2642 NE 9th Ave.

Fort Lauderdale, FL 33334

T: (646) 502-5900

F: (646) 826-9200

pmagri@magrilaw.com

www.MagriLaw.com

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

On October 18, 2013, Pan Global, Corp., a Nevada corporation (the “Company”), and Brookstone Partners, LLC (“Brookstone”) entered into a Share Exchange Agreement pursuant to which Brookstone exchanged 300 million (300,000,000) shares of the Company’s Common Stock, par value $0.0001, for three million (3,000,000) shares of the Company’s Series C Convertible Preferred Stock, par value $0.0001 per share (the “Series C Preferred Stock”). The Company issued the shares of Series C Preferred Stock to Brookstone under Section 3(a)(9) of the Securities Act of 1933, as amended, due to the fact that (i) the Company is the same issuer of the Common Stock and the Series C Preferred Stock, (ii) no additional consideration was given to Brookstone for the exchange, (iii) Brookstone was an existing security holder of the Company and (iv) the Company did not pay any commission or remuneration for the exchange. As a result of the share exchange, the number of outstanding shares of the Company's Common Stock decreased from 455,155,000 to 155,555,000 and the number of shares of the Company's Series C Preferred Stock increased from 1,800,000 to 4,800,000. Brookstone currently owns 100% of the outstanding Series C Preferred Stock.

Stella Lumawag is the Managing Member of Brookstone and has voting and dispositive control of the shares held by Brookstone.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 18, 2013, the Company filed with the Secretary of State of Nevada an Amended and Restated Certificate of Designation for the Company’s Series C Preferred Stock (the “Amended and Restated Certificate of Designation”) therein amending and restating the Certificate of Designation for the Series C Preferred Stock filed with the Secretary of State of Nevada on April 26, 2013 (as reported by the Company on a Form 8-K filed with the Securities and Exchange Commission on May 1, 2013).

The Amended and Restated Certificate of Designation deletes the provision in Section 1 which had prohibited the Company from issuing additional shares of Series C Preferred Stock after the initial issuance, except as provided in the Certificate of Designation, and decreases the liquidation value of the Series C Preferred Stock from $1.00 per share to stated value ($0.0001 per share) under Section 5. No other terms of the original Certificate of Designation where modified.

The foregoing summary of the Amended and Restated Certificate of Designation is qualified in its entirety by the Amended and Restated Certificate of Designation filed herewith as Exhibit 3.1 and which is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.1	Amended and Restated Series C Preferred Stock Certificate of Designation, effective October 18, 2013

10.1	Share Exchange Agreement, dated October 18, 2013, by and between Pan Global, Corp. and Brookstone Partners, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PAN GLOBAL, CORP.

Dated: October 18, 2013	By:	/s/ BHARAT VASANDANI
Bharat Vasandani Chairman of the Board, President, Chief Executive Officer and Chief Financial Officer (Principal Executive Officer) (Principal Financial and Accounting Officer)